                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
       6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     INSIGHT COMMUNICATIONS COMPANY, INC.
       -----------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

               -------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

       2)  Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

       4)  Proposed maximum aggregate value of transaction:
                                                          ----------------------

       5)  Total fee paid:
                         -------------------------------------------------------


[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:
                                 -----------------------------------------------

       2)  Form, Schedule or Registration Statement No.:
                                                       -------------------------

       3)  Filing Party:
                       ---------------------------------------------------------

       4)  Date Filed:
                     -----------------------------------------------------------

                      INSIGHT COMMUNICATIONS COMPANY, INC.

                              ____________________


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 7, 2001

                              ____________________


     The Annual Meeting of Stockholders of Insight Communications Company, Inc. will be held at the JW Marriott Hotel New York, 151 West 54th Street, New York, New York at 11:00 a.m. on Monday, May 7, 2001, for the following purposes:

          1.  To elect seven directors to serve for a term of one year.

          2. To ratify the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2001.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of shares of Class A common stock and Class B common stock at the close of business on March 28, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.


                                    By Order of the Board of Directors,

                                    /s/ Elliot Brecher

                                    Elliot Brecher
                                    Secretary


April 16, 2001



--------------------------------------------------------------------------------
All persons to whom the accompanying proxy is addressed are requested to date, execute and return it promptly in the enclosed, self-addressed envelope. No postage is required if mailed within the United States.
--------------------------------------------------------------------------------

                      INSIGHT COMMUNICATIONS COMPANY, INC.

                              ____________________


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                   To Be Held
                                  May 7, 2001


     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Insight Communications Company, Inc. of proxies and voting instructions in the accompanying form for use at the Annual Meeting of Stockholders to be held at the JW Marriott Hotel New York, 151 West 54th Street, New York, New York, at 11:00 a.m. on Monday, May 7, 2001, and at all adjournments thereof. The shares represented by proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any stockholder may revoke his proxy at any time prior to the voting thereof by giving notice in writing to the attention of our Secretary, by granting a proxy bearing a later date or by voting in person at the meeting. If you hold your shares in street name and want to vote in person at the meeting, you must obtain a proxy from your broker and bring it to the meeting.

     Holders of record of shares of Class A common stock and Class B common stock at the close of business on March 28, 2001 are entitled to vote at the meeting. As of such record date, there were 49,957,180 shares of Class A common stock and 10,226,050 shares of Class B common stock outstanding.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the meeting. Holders of shares of Class A common stock and Class B common stock will vote as a single class on all matters submitted to a vote of the stockholders. Each share of Class A common stock will be entitled to one vote and each share of Class B common stock will be entitled to ten votes.

     Directors will be elected by a plurality of the votes cast at the meeting. Approval of each other matter will require the affirmative vote of a majority of the votes cast thereon. Sidney R. Knafel and trusts for the benefit of his children, Michael S. Willner and Kim D. Kelly collectively beneficially own approximately 62.9% of the aggregate votes that may be cast at the meeting. Accordingly, the affirmative vote of such persons alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the meeting. Such persons have advised us that they will vote all of their shares in favor of the proposals set forth in the notice attached to this proxy statement.

          Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting, whereas broker nonvotes will not be counted for purposes of determining whether a proposal has been approved. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

     We will bear the cost of soliciting these proxies. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone.

     A list of stockholders entitled to vote at the meeting will be available at our executive offices located at 810 7th Avenue, New York, New York 10019. This proxy statement and the form of proxy are being mailed to stockholders on or about April 16, 2001.

                                   ELECTION OF DIRECTORS

      It is proposed to elect seven directors to hold office for terms of one year and until their successors shall be elected and shall qualify. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors unless instructed to the contrary. Each nominee is currently a director of the Company. We, Mr. Knafel and trusts for the benefit of his children, Mr. Willner, Ms. Kelly and all of the members of management holding shares of Class B common stock have agreed to cause the election of two directors designated by Vestar Capital Partners III, L.P. so long as Vestar continues to own at least 2,480,430 shares of our common stock, and one such director so long as Vestar continues to own at least 992,172 shares of common stock.

                         Principal occupation and business
Name of Nominee    Age   experience during the past five years
---------------    ---   -------------------------------------

Sidney R. Knafel   70    Chairman of the Board since 1985. He was the founder,
                         Chairman and an equity holder of Vision Cable
                         Communications, Inc. from 1971 until its sale in 1981.
                         Mr. Knafel is presently the managing partner of SRK
                         Management Company, a private investment company, and also serves as Chairman of BioReliance Corporation, a biological testing company. He is a director of NTL
                         Incorporated, General American Investors Company, Inc.,
                         IGENE Biotechnology, Inc. and Source Media, Inc., as well as several private companies. Mr. Knafel is a graduate of Harvard College and Harvard Business
                         School.

Michael S. Willner 49    Co-founder and President and Chief Executive Officer
                         since 1985.  Previously, Mr. Willner served as
                         Executive Vice President and Chief Operating Officer of
                         Vision Cable from 1979 through 1985, Vice President of
                         Marketing for Vision Cable from 1977 to 1979 and
                         General Manager of Vision Cable's Bergen County, New
                         Jersey cable television system from 1975 to 1977.
                         Currently, Mr. Willner is a director of NTL
                         Incorporated. He is also a director of Source Media, Inc. and Commerce.TV. He is a member of the National
                         Cable Television Association's Board of Directors and
                         Executive Committee, serving as its Vice-Chairman. He also serves on the boards of C-SPAN, CableLabs and the Walter Kaitz Foundation. Mr. Willner is a graduate of
                         Boston University's College of Communication and serves on the school's Executive Committee.

Kim D. Kelly       44    Executive Vice President and Chief Financial Officer
                         since 1990. Ms. Kelly has also been Chief Operating
                         Officer since January 1998. Prior thereto, she served from 1982 to 1990 with Marine Midland Bank, becoming its Senior Vice President in 1988, with primary responsibility for media lending activities. Ms. Kelly serves as a member of the National Cable Television
                         Association Subcommittee for Telecommunications Policy, as well as the National Cable Television Association
                         Subcommittee for Accounting. She also serves as a director of Bank of New York Hamilton Funds and Source
                         Media, Inc. and serves on the boards of Cable in the Classroom and Cable Advertising Bureau. Ms. Kelly is a graduate of George Washington University.

Thomas L. Kempner  73    Chairman of the compensation and stock option
                         committees. Mr. Kempner has been Chairman and Chief
                         Executive Officer of Loeb Partners Corporation, investment bankers, and its predecessors since February
                         1978. He is currently a director of Alcide Corporation, CCC Information Services Group, Inc., FuelCell Energy,
                         Inc., IGENE Biotechnology, Inc., Intermagnetics General
                         Corp., Northwest Airlines, Inc. (Emeritus), Evercel,
                         Inc., Roper Starch Worldwide, Inc. and Dyax
                         Corporation. Mr. Kempner is a graduate of Yale
                         University.

James S. Marcus    71    Member of the audit committee. Mr. Marcus is a retired
                         partner of The Goldman Sachs Group, L.P. (predecessor of The Goldman Sachs Group, Inc.), investment bankers.
                         He is currently a director of American Biltrite Inc.
                         and Kellwood Company. Mr. Marcus is a graduate of Harvard College and Harvard Business School.

Prakash A. Melwani 42    Chairman of the audit committee. Mr. Melwani is a
                         Managing Director of Vestar Capital Partners, manager of over $3.5 billion in private equity capital, and was a founding partner of Vestar at its inception in 1988.
                         Mr. Melwani has been designated as a director by Vestar pursuant to a Securityholders Agreement between Vestar, us and other parties. Mr. Melwani is a graduate of Cambridge University and Harvard Business School.

Daniel S. O'Connell  47  Member of the compensation, audit and stock option committees. Mr. O'Connell was a founder in 1988 of Vestar. He is currently the Chief Executive Officer of Vestar. Mr. O'Connell has been designated as a director by Vestar pursuant to a Securityholders Agreement between Vestar, us and other parties. Mr. O'Connell is a graduate of Brown University and the Yale University School of Management.

    The Board of Directors has an audit committee, a compensation committee and a stock option committee. The Board of Directors has no nominating committee; nominees for election as directors are selected by the Board of Directors. During 2000, there were three meetings of the audit committee, three meetings of the compensation committee and three meetings of the stock option committee.
All of the respective committee members attended each of the committee meetings.

    The audit committee consists of three directors, all of whom are independent directors. The current members of the audit committee are Prakash Melwani, James Marcus and Daniel O'Connell. Its functions include the following:

   . recommend the appointment of independent auditors, . review the arrangements for and scope of the audit by independent auditors,
   . review the independence of the independent auditors, . consider the adequacy and effectiveness of the system of internal accounting and financial controls and review any proposed corrective actions,
   . review and monitor our policies regarding business ethics and conflicts of interest,
   . discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters, and
   .  review the activities and recommendations of our accounting department.

    The compensation committee consists of three directors, two of whom are independent directors. The current members of the compensation committee are Thomas Kempner, Daniel O'Connell and Michael Willner. The compensation committee has authority to review and make recommendations to the Board of Directors with respect to the compensation of our executive officers.

    The stock option committee consists of two directors, each of whom is a "non-employee" director. The current members of the stock option committee are Thomas Kempner and Daniel O'Connell. The stock option committee administers our 1999 stock option plan and determines, among other things, the time or times at which options will be granted, the recipients of grants, whether a grant will consist of incentive stock options, nonqualified stock options and stock appreciation rights (in tandem with an option or free-standing) or a combination thereof, the option periods, whether an option is exercisable for Class A common stock or Class B common stock, the limitations on option exercise and the number of shares to be subject to such options, taking into account the nature and value of services rendered and contributions made to our success. The stock option committee also has authority to interpret the plan and, subject to certain limitations, to amend provisions of the plan as it deems advisable.

  During 2000, the Board of Directors held seven meetings and took action three times by unanimous written consent. All of the directors attended at least 75% of the aggregate number of meetings of the Board.

    The Board of Directors recommends a vote FOR the election of the nominees herein.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of March 28, 2001 with respect to the beneficial ownership of our common stock by:

   . each person who is known by us to beneficially own more than 5% of our common stock;

   . each of our directors; and

   . all directors and executive officers as a group.

     Unless otherwise indicated, the address of each person named in the table below is Insight Communications Company, Inc., 810 Seventh Avenue, New York, New York 10019. The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

                                                           Class A           Class B
                                                        Common Stock       Common Stock      Percent of
                                                        ------------       ------------      Vote as a
                  Beneficial Owner                      Number      %     Number      %    Single Class(1)
                  ----------------                      ------      -     ------      -    ---------------
Sidney R. Knafel(2)(3)                                        --    --   4,009,932  38.8           26.2
Michael S. Willner(3)(4)                                      --    --   1,650,264  15.9           10.7
Kim D. Kelly(3)(5)                                            --    --   1,007,170   9.7            6.5
Thomas L. Kempner(6)                                   1,140,358   2.3          --    --              *
James S. Marcus                                               --    --     132,779   1.3              *
Prakash A. Melwani(7)                                  9,921,723  19.9          --    --            6.5
Daniel S. O'Connell(7)                                 9,921,723  19.9          --    --            6.5
Vestar Capital Partners III, L.P.(7)                   9,921,723  19.9          --    --            6.5
Andrew G. Knafel, Joshua Rubenstein
   and William L. Scherlis, as trustees
   under Trusts F/B/O Knafel
   children(8)                                            45,369     *   3,354,737  32.8           22.0
Franklin Resources, Inc.
    and affiliates(9)
    777 Mariners Island Blvd.
    San Mateo, CA 94403                                4,038,891   8.1          --    --            2.7
Westport Asset Management, Inc.
    and affiliates(10)
    253 Riverside Avenue
    Westport, CT 06880                                 3,023,200   6.0          --    --            2.0
Wallace R. Weitz & Company
    and affiliates(11)
    1125 South 103rd St., Suite 600
    Omaha, Nebraska 68124                              3,249,435   6.5          --    --            2.1
All directors and executive officers
   as a group (8 persons)(3)(12)                      11,093,481  22.2   6,800,145  63.7           50.5

------------
*   Less than 1%.

(1) Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of both classes of common stock vote together as a single class on all matters presented for a vote, except as otherwise required by law.

(2) Includes 3,471,477 shares held by ICI Communications, Inc., of which Mr. Knafel is the sole stockholder, and 425,955 shares held by the estate of Mr. Knafel's deceased wife. Also includes 112,500 shares issuable upon the exercise of options granted pursuant to the Plan.

(3) Does not include those shares issuable upon the exercise of options granted pursuant to the Plan which are not exercisable within 60 days.

(4) Includes 6,448 shares of Class B common stock held in trust for the benefit of his minor children. Also includes 168,750 shares issuable upon the exercise of options granted pursuant to the Plan.

(5) Includes 168,750 shares issuable upon the exercise of options granted pursuant to the Plan.

(6) Represents 601,694 shares held by Loeb Investors Co. LIX and 538,664 shares held by Loeb Investors Co. XXXVI, each of which may be deemed beneficially owned by Mr. Kempner. Loeb Investor Co.'s address is 61 Broadway, New York, New York 10006.

(7) Each of Mr. Melwani, a managing director of Vestar, and Mr. O'Connell, the Chief Executive Officer of Vestar, may be deemed to beneficially own the shares held by Vestar. Vestar's address is 245 Park Avenue, 41st floor, New York, New York 10167.

(8) Includes 386,413 shares of Class B common stock held individually by Andrew
    G. Knafel and 45,369 shares of Class A common stock held individually by William L. Scherlis. Sidney Knafel expressly disclaims beneficial ownership of the shares.

(9) Represents shares beneficially owned by Franklin Advisers, Inc. and Franklin Management, Inc., subsidiaries of Franklin Resources, Inc., as reported in a Schedule 13G filed in February 2001. Such report also includes individual reporting persons who control Franklin Resources. All of such reporting persons disclaim beneficial ownership of such shares.

(10) Represents shares beneficially owned by Westport Asset Management, Inc., as reported in a Schedule 13G filed in February 2001. Such report also includes Westport Advisers, LLC, an investment advisor of which it owns 50%. All of such reporting persons disclaim beneficial ownership of such shares.

(11) Represents shares beneficially owned by Wallace R. Weitz & Company, as reported in a Schedule 13G filed in February 2001. Such report also includes an individual reporting person who controls Wallace R. Weitz & Company. All of such reporting persons disclaim beneficial ownership of such shares.

(12) Includes shares issuable upon the exercise of options granted pursuant to the Plan.


                                  EXECUTIVE COMPENSATION

Report of the Compensation Committee

   The compensation committee, which is composed of two independent directors (Thomas L. Kempner and Daniel S. O'Connell) and one inside director (Michael Willner), is responsible for reporting to the Board of Directors concerning the compensation policies followed by the committee in recommending to the Board compensation for executive officers.

   The base salaries and bonuses for executive officers for 2000 (other than for Elliot Brecher) were determined on the same basis as the prior year, with no change in base salary for any of the executives. These determinations were made prior to the completion of our initial public offering on July 26, 1999. Prior to the offering, we operated as a limited partnership known as Insight Communications Company, L.P. ("Insight LP"), and our business and affairs were managed by our ultimate general partner, ICI Communications, Inc. ("ICI"). Executive officer salaries were paid by ICI and reimbursed by Insight LP. Executive officer compensation decisions were made by consensus between Michael Willner, ICI's President and Chief Executive Officer, and Sidney Knafel, ICI's Chairman of the Board who is the sole shareholder and director of ICI, without any formal action. Mr. Willner determined for each executive officer a salary that he believed to be reasonable based upon such officer's compensation during the previous year, Insight LP's performance during the previous year as compared to earlier years and such officer's contribution to such performance. These salaries were then discussed with and agreed to by Mr. Knafel. On this basis, bonuses were awarded to such executive officers in 2000, as indicated in the Summary Compensation Table below. Mr. Willner determined to keep 2000 base salaries for such executive officers at the same levels established for 1999, pending implementation by the committee of the compensation program discussed below. Base salary and bonus range for 2000 were established for Mr. Brecher upon his joining the company, as indicated in the Summary Compensation Table below.

   As one of our principal stockholders, Mr. Willner's financial interests are directly tied to our overall performance, as reflected in the price per share of our common stock. For his services as chief executive officer, Mr. Willner's future compensation will be determined in accordance with the compensation policies outlined below.

   The committee intends to utilize a program designed to attract, motivate and retain highly skilled and effective executives who can achieve long-term success in an increasingly competitive business environment and whose services we need to maximize our return to stockholders. The program will be premised on the belief that an executive's compensation should reflect his individual performance and overall company performance, with an appropriate balance maintained among the weightings of these potentially disparate performance levels. The program will require flexibility in order to ensure that we can continue to attract and retain executives with unique and special skills critical to our success. Flexibility will also be necessary to permit adjustments in compensation in light of changes in business and economic conditions. The compensation of each executive officer will be reviewed annually by the committee.

   The committee will establish base salaries and award bonuses to executive officers by measuring individual and company performance. The committee's annual performance evaluation of each executive officer is subjective, will rely heavily on the performance evaluation presented to the committee by our President, and not upon an exact formula for determining the relative importance of each of the factors considered, nor will there be a precise measure of how each of the individual factors relates to the committee's recommendation with respect to each executive officer's ultimate annual compensation.

   Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if (i) performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, (ii) payments are approved by a majority vote of the stockholders prior to payment of such compensation, (iii) the material terms of the compensation are disclosed to the stockholders and (iv) the compensation committee certifies that the performance goals were in fact satisfied. While the committee will give due consideration to the deductibility of compensation payments on future compensation arrangements with our executive officers, the committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the company and its stockholders, and deductibility will be only one among a number of factors used by the committee in making its compensation decisions.

                       Compensation Committee of the Board of Directors

                       Thomas L. Kempner, Chairman
                       Daniel S. O'Connell
                       Michael S. Willner

Performance Graph

   The following line graph compares the annual percentage change in the cumulative total stockholder return on our Class A common stock with the cumulative total return of The Nasdaq National Market Composite Index and the cumulative total return of the Nasdaq Telecommunications Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from July 21, 1999, the date our Class A common stock commenced trading, through December 31, 2000. The performance graph assumes that an investment of $100 was made in the Class A common stock and in each Index on July 21, 1999, and that all dividends were reinvested.


                    COMPARISON OF CUMULATIVE TOTAL RETURNS
                    Value of $100 Invested on July 21, 1999
                    ---------------------------------------


                             [GRAPH APPEARS HERE]



                                           7/21/99   12/31/99   12/31/00
                                          --------  ---------  ---------

Insight Communications Company, Inc.      $    100  $      99  $      79

Nasdaq National Market Composite Index         100        148         90

Nasdaq Telecommunications Index                100        149         68


   We believe that the foregoing information provided has only limited relevance to an understanding of our compensation policies during the indicated periods and does not reflect all matters appropriately considered in developing our compensation strategy. In addition, the stock price performance shown on the graph is not necessarily indicative of future price performance.

   The following table summarizes the compensation for services rendered paid in 1998, 1999 and 2000 to the Chief Executive Officer and our other executive officers (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                       Long-Term
                                          Annual Compensation     Compensation Awards
                                         ---------------------  ------------------------
                                                                Restricted   Securities
                                                                  Stock      Underlying    All Other
    Name and                              Salary      Bonus       Awards      Options     Compensation
Principal Position                 Year     ($)        ($)           ($)(1)     (#)           ($)(2)
---------------------------------  ----  ---------   --------   ----------   ----------       ------
Sidney R. Knafel                   2000    250,000         __           __           __
Chairman of the Board              1999    250,000         __           __      562,500          7,605
                                   1998    248,664         __           __           __          1,615

Michael S. Willner                 2000    500,000    150,000           __           __
President and Chief                1999    500,000    100,000           __      843,750          5,538
Executive Officer                  1998    435,616     30,000           __           __          1,646

Kim D. Kelly                       2000    450,000    135,000           __           __
Executive Vice                     1999    450,000     90,000           __      843,750          6,417
President and Chief                1998    386,927     25,000           __           __          3,828
Financial and
Operating Officer

Elliot Brecher(3)                  2000    275,000     55,000           __       50,000             __
Senior Vice President,
General Counsel

-----------

(1) All of the partners of Insight LP exchanged their partnership interests in Insight LP for shares of our common stock upon the closing of our initial public offering. At the same time, the general partner distributed to certain of our employees a number of shares of common stock representing their respective percentage equity interests in the general partner. Although certain of such shares representing equity interests in the general partner were reportable as income to the employees, the above table does not distinguish between such exchanged interests and the other interests in the general partner which were exchanged at the same time.

(2) Amounts for 1999 and 2000 include: (i) contributions made by us on behalf of the Named Executive Officers to our 401(k) Plan (Sidney Knafel: $1,875 and $2,125.20; Michael Willner: $1,667 and $4,250; Kim Kelly: $3,750 and $4,250; and Elliot Brecher: $4,250) and (ii) life insurance premiums and group term life insurance premiums paid by us on behalf of the Named Executive Officers (Sidney Knafel: $5,730 and $15,474; Michael Willner:
     $3,871 and $4,056; and Kim Kelly: $2,667 and $2,733).

(3) We have agreed to employ Mr. Brecher as Senior Vice President, General Counsel through December 31, 2002. Under the agreement, Mr. Brecher's annual base salary is $275,000, with discretionary annual increases, and an annual bonus based upon a percentage of base salary. The agreement provides for certain payments in the event of termination under certain circumstances.

       The following table sets forth information at fiscal year-end 2000 concerning stock options held by the Named Executive Officers in the Summary Compensation Table. No options held by such individuals were exercised during 2000.

                         Fiscal Year-End Option Values

                                                    Number of Securities          Value of Unexercised
                                                   Underlying Unexercised         In-the-Money Options
                                                Options At Fiscal Year-End(#)   At Fiscal Year-End($)(1)
                                                -----------------------------  --------------------------
Name                                             Exercisable   Unexercisable   Exercisable  Unexercisable
----                                            -------------  --------------  -----------  -------------
Sidney R. Knafel                                      112,500         450,000            0              0

Michael S. Willner                                    168,750         675,000            0              0

Kim D. Kelly                                          168,750         675,000            0              0

Elliot Brecher                                         10,000          40,000       11,250         45,000

(1) The value of the unexercised options was calculated as the difference between the exercise price of the options and $23.50, the fair market value of our common stock as of December 31, 2000, multiplied by the number of options outstanding.

Compensation of Directors

       Those directors who are not also our employees receive an annual retainer fee of $25,000, which may, at the election of the director, be in the form of cash or five-year stock options to purchase our Class A common stock. Non-employee directors also receive reimbursement of out-of-pocket expenses incurred for each Board or committee meeting attended.

1999 Stock Option Plan

       The Board of Directors adopted the Insight Communications Company, Inc. 1999 Stock Option Plan as of June 24, 1999. We reserved 5,000,000 shares of common stock with respect to which options and stock appreciation rights ("SARs") may be granted under the Plan. The purpose of the Plan is to promote the interests of Insight and its stockholders by strengthening our ability to attract and retain competent employees, to make service on our Board of Directors more attractive to present and prospective non-employee directors and to provide a means to encourage stock ownership and proprietary interest in Insight by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative and efforts the financial growth of Insight largely depends.

       The Plan may be administered by either the entire Board of Directors or a committee consisting of two or more members of the Board of Directors, each of whom is a "non-employee director" (as defined in Rule 16b-3 under the Securities Exchange Act of 1934). The Plan is currently administered by a stock option committee of the Board of Directors consisting of two non-employee directors, Thomas L. Kempner and Daniel S. O'Connell.

       Incentive stock options ("ISOs") may be granted only to officers and key employees of Insight and its subsidiaries. Nonqualified stock options and SARs may be granted to such officers and employees as well as to our agents, directors and consultants. In determining the eligibility of an individual for grants under the Plan, as well as in determining the number of shares to be optioned to any individual, the stock option committee takes into account the recommendations of our Chairman of the Board, Sidney R. Knafel, the position and responsibilities of the individual being considered, the nature and value to Insight or its subsidiaries of his or her service or accomplishments, his or her present or potential contribution to the success of Insight or its subsidiaries, the number and terms of options and SARs already held by an individual and such other factors as the stock option committee may deem relevant. In making recommendations to the stock option committee, Mr. Knafel focuses upon individuals who would be motivated by a direct economic stake in the equity of Insight. Options may provide for their exercise into shares of any class of our common stock, Class A or Class B. Under an agreement with Vestar, we have agreed not to grant options for Class B common stock representing in excess of 6% of the fully-diluted shares.

       The Plan provides for the granting of ISOs to purchase common stock at not less than the fair market value on the date of the option grant and the granting of nonqualified options and SARs with any exercise price. SARs granted in tandem with an option have the same exercise price as the related option. The Plan contains limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares to which ISOs become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the option will be treated as a nonqualified option. In addition, if an optionee owns more than 10% of the total voting power of all classes of Insight's capital stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the ISO cannot exceed five years. No option or SAR may be granted under the Plan after June 25, 2009, and no option or SAR may be outstanding for more than ten years after its grant.

       Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash, check or, under certain circumstances, in shares of any class of our common stock, or any combination thereof. SARs, which give the holder the privilege of surrendering such rights for the appreciation in the common stock between the time of the grant and the surrender, may be settled, in the discretion of the Board or committee, as the case may be, in cash, common stock, or in any combination thereof. The exercise of an SAR granted in tandem with an option cancels the option to which it relates with respect to the same number of shares as to which the SAR was exercised. The exercise of an option cancels any related SAR with respect to the same number of shares as to which the option was exercised. Generally, options and SARs may be exercised while the recipient is performing services for Insight and within three months after termination of such services.

       The Plan may be terminated at any time by the Board of Directors, which may also amend the Plan, except that without stockholder approval, it may not increase the number of shares subject to the Plan or change the class of persons eligible to receive options under the Plan.

401(k) Plan

      We maintain a 401(k) retirement plan established in conformity with
Section 401(k) of the Internal Revenue Code of 1986 covering all of our eligible employees. Pursuant to the 401(k) plan, employees may elect to defer up to 15% of their current pre-tax compensation and have the amount of such deferral contributed to the 401(k) Plan. The maximum elective deferral contribution was $10,500 in 2000, subject to adjustment for cost-of-living in subsequent years. Certain highly compensated employees may be subject to a lesser limit on their maximum elective deferral contribution. The 401(k) plan permits, but does not require, matching contributions and non-matching (profit sharing) contributions to be made by us up to a maximum dollar amount or maximum percentage of participant contributions, as determined annually by us. We match employee contributions on a quarterly basis in an amount equal to 100% of an employee's contributions for the quarter, but not exceeding 5% of the employee's pre-tax compensation for the quarter. The 401(k) plan provides that half of our matching contribution is made in the form of our Class A common stock and the other half is made in cash. The stock is contributed after each calendar quarter with respect to such quarter based upon the closing price as of the last day of such quarter. The 401(k) plan applies a three-year vesting schedule to all of our matching contributions, which commences on the employees' first employment date and expires on the employees' third anniversary date. The 401(k) plan is qualified under Section 401 of the Internal Revenue Code so that contributions by employees and employer, if any, to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that contributions by us, if any, will be deductible by us when made.

Compensation Committee Interlocks and Insider Participation

       Currently, the members of the compensation committee are Thomas L. Kempner, Daniel S. O'Connell and Michael S. Willner, our President and Chief Executive Officer.

                             AUDIT COMMITTEE REPORT

      The audit committee, which is composed of three independent directors (Prakash A. Melwani, James S. Marcus and Daniel S. O'Connell), operates under a written charter adopted by the Board of Directors, which is attached as Exhibit A to this Proxy Statement. Among its functions, the committee recommends to the Board of Directors the selection of independent auditors.

      Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to oversee the financial reporting process on behalf of the Board of Directors and to report the result of their activities to the Board of Directors.

      In this context, the committee has met and held discussions with management and the independent auditors. Management represented to the committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors their independence and considered the compatibility of nonaudit services with the auditors' independence.

      Based upon the committee's discussion with management and the independent auditors and the committee's review of the representation of management and the report of the independent auditors to the committee, and relying thereon, the committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                          Audit Committee of the Board of Directors

                          Prakash A. Melwani, Chairman
                          James S. Marcus
                          Daniel S. O'Connell


                             CERTAIN TRANSACTIONS

       On November 17, 1999, Insight Interactive, LLC, our wholly-owned subsidiary, formed a joint venture with Source Media, Inc. known as SourceSuite, LLC to conduct all lines of business of Source Media relating to its VirtualModem and Interactive Channel products and businesses. We capitalized the joint venture with $13.0 million in exchange for our 50% equity interest. As part of the transaction, Insight Interactive acquired 842,105 shares of Source Media's common stock for $12.0 million and warrants to purchase up to an additional 4,596,786 shares at an exercise price of $20 per share.

       Insight Interactive also received a share of non-participating preferred stock of Source Media, which provides us with the right to designate three members of the board of directors of Source Media. The designees are Sidney R. Knafel, our Chairman of the Board, Michael S. Willner, our President and Chief Executive Officer, and Kim D. Kelly, our Executive Vice President, Chief Operating and Financial Officer.

       We are currently providing the joint venture's interactive services to customers of our systems under a letter of intent entered into on July 29, 1998. Pursuant to the letter of intent, we pay a monthly license fee for the right to distribute LocalSource in an amount that is based on the number of digital customers as adjusted for penetration. We and Source Media share 50% of all revenues, other than advertising revenues, generated by LocalSource.

       On March 3, 2000, the joint venture's VirtualModem business was sold to Liberate Technologies in exchange for the issuance to each of Insight Interactive and Source Media of 886,000 shares of Liberate common stock. Our joint venture with Source Media continues to own and operate its programming assets, LocalSource and SourceGuide, and has entered into preferred content and programming services agreements with Liberate.

       In connection with our initial public offering, we issued a total of 1,412,181 shares of common stock to our employees, including executive officers and directors. In October 1999 and April 2000, we made loans to certain of these employees, the proceeds of which were used to satisfy the individual income tax withholding obligations with respect to the receipt of these shares. In the aggregate, these loans total approximately $14.0 million, including $9.6 million to our executive officers and directors. These non-recourse loans are represented by notes, which are secured by the shares of common stock received by the individuals. The loans mature on October 1, 2004 and bear interest at the rate of 5.07% per annum, with accrued interest payable on October 1 of each year, commencing October 1, 2001. The loans, including accrued interest, are payable by employees 180 days following the termination of their employment. On March 8, 2001, the Board of Directors adopted a program designed to afford employees who received such shares in connection with the initial public offering with the intended benefits by amending the prior notes to reduce the adverse consequences incident thereto. Accordingly, under this program, we may forgive the accrued interest due from an employee on each interest payment date provided such employee continues to be employed in good standing on such date, with an additional payment to cover the income taxes due as a result of the forgiveness and such additional payment. The employee would be required to pay us an amount equal to any benefit realized by claiming a deduction for any forgiven interest. The proceeds of any sales of the pledged shares must be applied towards early prepayment of the loans, with the exception of certain "qualifying sales" and sales by an employee which would not result in the value of such employee's pledged shares being reduced to less than 200% of the principal amount of the employee's note. The program contemplates two categories of "qualified sales": a taxable transaction and a tax-free reorganization. If an employee's pledged shares are sold in a qualifying taxable sale, we will forgive all accrued interest and a portion of the loan so that the employee will only repay an amount that is equal to the excess of the tax the employee would have paid in the transaction had the amount received for the shares been treated as long-term capital gain where the employee held the shares at a zero basis (i.e., as if the employee had not been taxed upon initial receipt of the shares) over the amount of tax actually paid by the employee in connection with the transaction. Alternatively, if the employee's pledged shares are exchanged for other shares in a qualifying tax-free transaction, we will forgive all accrued interest and a portion of the loan equal to the amount by which the principal exceeds one-half of the amount of tax the employee would have had to pay had the transaction been a taxable sale and the employee held the shares at a zero basis. In each case, we will make an additional payment to the employee to cover the income taxes due as a result of the forgiveness and such additional payment. If an employee dies or becomes permanently disabled or is terminated other than for cause on, or within one year after, certain specified "change in control" transactions, we will forgive all principal and accrued interest on the loan, with an additional payment to cover the income taxes due as a result of the forgiveness and such additional payment.

       On August 8, 2000, Insight Ohio purchased its non-voting common equity interest held by Coaxial Communications of Central Ohio, Inc. for 800,000 shares of our Class A common stock plus $2.6 million in cash. In connection with the purchase, Insight Ohio's operating agreement was amended to, among other things,
(i) remove certain special rights of the principals of Coaxial Communications' shareholders (the "Coaxial Entities"), (ii) vest in the common equity interests of Insight Ohio 70% of its total voting power and in the preferred equity interests of Insight Ohio 30% of its total voting power and (iii) make Insight LP the manager. Coaxial Communications retained its preferred interests in Insight Ohio and we became the sole owner of the common equity interests of Insight Ohio.

       We also agreed that if the Coaxial 10% senior notes or the Coaxial 127/8% senior discount notes are repaid or modified, or at any time after August 15, 2008, the principals of the Coaxial Entities may require us to purchase their interests in the Coaxial Entities for $32.6 million, with credit given toward that amount for the value at such time of the 800,000 shares described above. The amount due to the principals of the Coaxial Entities will be payable, at our option, in cash or in additional shares of our Class A common stock.

  Insight Midwest Partnership Agreement

       At any time after December 31, 2005 (other than at certain times specified in the Insight Midwest partnership agreement), either AT&T Broadband or Insight LP (the "Initiating Partner") will have the right to commence the split-up process described below by delivering a notice to the other partner (the "Non-Initiating Partner"). The Non-Initiating Partner will have the right to postpone the split-up process one time only for a period of six months, subject to certain restrictions in our partnership agreement.

       The Initiating Partner will be required to divide the assets and liabilities of Insight Midwest into two groups of as nearly equal gross fair market values as possible, such that certain specified systems cannot be divided between the two groups and the net fair market values (i.e., taking liabilities into account) of the two groups are equal. The Non-Initiating Partner will have the right to select which of the two asset groups it desires to acquire from Insight Midwest in redemption of its ownership interest, provided that if the Non-Initiating Partner does not agree that the Initiating Partner's division of Insight Midwest's assets and liabilities complies with the requirements of the Insight Midwest partnership agreement, it will have the right to propose its own division of Insight Midwest's assets and liabilities. If the Non-Initiating Partner proposes its own division of asset groups and the partners cannot agree on two asset groups within ninety days, the partners will engage a mutually satisfactory investment banking firm or appraisal firm to select which partner's division of Insight Midwest assets and liabilities most closely complies with the requirements of Insight Midwest's partnership agreement. The partner whose asset group division is not selected by the firm will have the right to select which of the two asset groups designated by the other partner it desires to acquire from Insight Midwest in redemption of its ownership interest.

       If the partners become obligated to consummate the split-up process in accordance with Insight Midwest's partnership agreement and either partner defaults in its obligation, then the non-defaulting partner will have the right to cause Insight Midwest to be liquidated and dissolved in accordance with the liquidation provisions of Insight Midwest's partnership agreement or to terminate the split-up process and continue Insight Midwest's partnership.


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       The Board of Directors, with the concurrence of the audit committee, has selected Ernst & Young LLP as our independent auditors for 2001. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of Ernst & Young LLP, the engagement of independent auditors will be reevaluated by the Board of Directors.

       Representatives of Ernst & Young LLP are expected to attend the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Audit Fees

       The aggregate fees billed for professional services for the audit of our financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for such year is $540,500.

Financial Information Systems Design and Implementation Fees

       The aggregate fees billed for professional services rendered by Ernst & Young LLP during the year ended December 31, 2000 related to financial systems design and implementation is $500,000. Such amount consists entirely of fees billed by the E&Y consulting group prior to its sale on May 27, 2000, to Cap Gemini, a separate French public company.

All Other Fees

       The aggregate fees billed for services rendered by Ernst & Young LLP other than as described above during the year ended December 31, 2000 is $530,000.

   The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.


                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2000 such reporting persons complied with the filing requirements of said Section 16(a).


                                 ANNUAL REPORT

       Our 2000 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. We will provide without charge to each of our stockholders, upon the written request of any such stockholders, a copy of our Annual Report on Form 10-K for the year ended December 31, 2000, exclusive of exhibits. Written requests for such Form 10-K should be sent to Colleen Quinn, Senior Vice President of Corporate Relations, 810 7th Avenue, New York, New York 10019.


                                 OTHER MATTERS

       The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.


                          2002 STOCKHOLDER PROPOSALS

       Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for the 2002 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, they must be received by our Secretary at our principal executive offices not later than December 17, 2001.

       Stockholders intending to present a proposal at the 2002 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that a stockholder must submit a written notice of intent to present such a proposal that is received by our Secretary no more than 90 days and no less than 60 days prior to the anniversary of the first mailing of our proxy statement for the immediately preceding year's annual meeting. Therefore, we must receive notice of such proposal for the 2002 Annual Meeting no earlier than January 16, 2002 and no later than February 15, 2002. If the notice is received before January 16, 2002 or after February 15, 2002, it will be considered untimely and we will not be required to present it at the 2002 Annual Meeting.

                                                                       Exhibit A
                                                                       ---------

                      INSIGHT COMMUNICATIONS COMPANY, INC.

                           --------------------------

                            Audit Committee Charter

                           --------------------------


  Organization. This charter governs the operations of the Audit Committee (the
  ------------
"Committee") of Insight Communications Company, Inc. (the "Company"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

  Statement of Policy. The Committee shall provide assistance to the Board of
  -------------------
Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community and others relating the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

  Responsibilities and Processes. The primary responsibility of the Committee is
  ------------------------------
to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

  The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

 . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

 . The Committee shall discuss with the auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the auditors, with and without management present, to discuss the results of their examinations.

 . The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

 . The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

Insight Communications Company, Inc.            VOTE BY TELEPHONE OR INTERNET
                                                24 HOURS A DAY, 7 DAYS A WEEK


                                   TELEPHONE
                                1-800-648-2029

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.

                                   INTERNET

                       http://proxy.shareholder.com/icci

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

                                     MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

--------------------------------------------------------------------------------
If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.
--------------------------------------------------------------------------------

                                                   ----------------------------

CALL TOLL-FREE TO VOTE . IT'S FAST AND CONVENIENT      CONTROL NUMBER FOR
-------------------------------------------------  TELEPHONE OR INTERNET VOTING
          1-800-648-2029                           ----------------------------
-------------------------------------------------




                     DETACH PROXY CARD HERE IF YOU ARE NOT
                        VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------

        -----
        -----

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR PROPOSALS 1 AND 2.

1.  Election of Directors       FOR all nominees                [x]
                                listed below

                                WITHHOLD AUTHORITY to vote      [x]
                                for all nominees listed below.

                                *EXCEPTIONS                     [x]

 The nominees for the board of directors are: 01 - Sidney R. Knafel, 02 - Michael S. Willner, 03 - Kim D. Kelly, 04 - Thomas L. Kempner, 05 - James S. Marcus, 06 - Prakash A. Melwani, 07 - Daniel S. O'Connell

 (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
 *Exceptions
            --------------------------------------------------------------------

2.  Selection of Independent Auditors.

    FOR [x]   AGAINST  [x]   ABSTAIN  [x]

                                               Change of Address and
                                               or Comments Mark Here [x]







Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or Guardian, please give full title as such.

DATE:                                                                   , 2001
     -------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Signature

--------------------------------------------------------------------------------
                                   Signature


Sign, Date and Return the Proxy Card            Votes must be indicated
in the Enclosed Envelope.                       (x) in Black or Blue ink.    [x]




--------------------------------------------------------------------------------
                              Please Detach Here
            \/  You Must Detach This Portion of the Proxy Card  \/
                 Before Returning it in the Enclosed Envelope
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                     INSIGHT COMMUNICATIONS COMPANY, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

          This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Michael S. Willner and Kim D. Kelly as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Class A and Class B Common Stock of the undersigned at the 2001 Annual Meeting of the Company, to be held at the JW Marriott Hotel New York, 151 West 54th Street, New York, New York, at 11 a.m. on Monday, May 7, 2001, and any adjournment or postponement thereof.

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

(Continued, and please sign, on reverse side)




                                       INSIGHT COMMUNICATIONS COMPANY, INC.
                                       P.O. BOX 11440
                                       NEW YORK, N.Y. 10203-0440



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